SCHEDULE 14A INFORMATION

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                         |_| Check the appropriate box:
                           Preliminary Proxy Statement
       |_| Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MTR GAMING GROUP, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Thursday, July 21, 2005, at 10:00 a.m. local time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017.

      The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

      On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

                                            For The Board of Directors,


                                            EDSON R. ARNEAULT
                                            Chairman of the Board of Directors
                                            and President

June 17, 2005

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on July 21, 2005, at 10:00 a.m. local time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 for the following purposes:

      1. To elect six persons to serve as directors of the Corporation until their successors are duly elected and qualified;

      2.    To ratify the adoption of the Company's 2005 Stock Incentive Plan;

      3. To ratify the selection of Ernst & Young LLP as the Corporation's accountants and independent auditors; and

      4. To transact such other business as may properly come before the meeting.

      Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on June 10, 2005, the record date fixed by the Board of Directors for such purposes.

                       By order of the Board of Directors
                          Rose Mary Williams, Secretary

June 17, 2005

Please sign the enclosed proxy and return it promptly in the enclosed envelope.
              If mailed in the United States, no postage required.

                             MTR GAMING GROUP, INC.
                                  State Route 2
                          Chester, West Virginia 26034
                                 (304) 387-8300

                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held July 21, 2005.

      A copy of the Company's report with financial statements for the year ended December 31, 2004 is enclosed. This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

      Only stockholders of record as of the close of business on June 10, 2005 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 28,687,460 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

      If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR: (i) the election of the directors nominated herein, (ii) the ratification of the adoption of the Company's 2005 Stock Incentive Plan, and (iii) the ratification of the selection of the auditors. Members of the Company's management intend to vote their shares in favor of each of the proposals. The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes, but will not be counted as part of the vote necessary to approve the proposals for the election of directors or the confirmation of the auditors.

      The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company may also retain a proxy solicitation firm to solicit proxies, in which case, the Company will pay the solicitation firm's fees. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

      The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

                                     ITEM 1

                              ELECTION OF DIRECTORS

      The directors of the Company are currently elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Board of Directors (the "Board") has fixed the number of Directors at seven. However, the Board has nominated six candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. Directors elected at this Annual Meeting shall serve until the 2006 annual meeting or until their successors are duly elected and qualified.

      Unless you instruct otherwise or withhold authority to vote, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

      A plurality of the votes cast in person or by proxy of holders of Common Stock is required to elect a director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

      Stockholders may not vote their shares cumulatively in the election of directors. Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Directors

      The following persons have been nominated by the Company's Nominating Committee to serve as directors: Edson R. Arneault, Robert A. Blatt, Donald J. Duffy, James V. Stanton, LC Greenwood and Richard Delatore. Each of the nominees for director currently serves as a director of the Company.

      Edson R. Arneault, 58, has been a director of the Company since January 1992 and has served as our President and Chief Executive Officer since April 26, 1995. He is also an officer and director of our subsidiaries. Mr. Arneault is also a principal in numerous ventures directly or indirectly engaged in the development, production and transportation of oil and gas. Since becoming the President of the Company and Mountaineer Park, however, Mr. Arneault has devoted virtually all his time and attention to the business of the Company. Mr. Arneault is a certified public accountant, and has served as a tax partner with Seidman and Seidman (now "BDO Seidman LLP"), a public accounting firm, in Grand Rapids, Michigan, from 1977 to 1980. Mr. Arneault was employed as a certified public accountant by Arthur Andersen in the tax department of its Cleveland office from 1972 to 1976. Mr. Arneault is a member of the Independent Producers Association of America, the Ohio Oil and Gas Association, the Michigan Oil and Gas Association and the Michigan Association of Certified Public Accountants. Mr. Arneault received his Bachelor of Science in Business Administration from Bowling Green University in 1969, his Master of Arts from Wayne State University in 1971, and his Masters in Business Administration from Cleveland State University in 1978. Mr. Arneault serves on the Board of Directors of Make a Wish Foundation of Northern West Virginia, West Virginia Independent Colleges and Universities, Inc., West Virginia Jobs Investment Trust (a gubernatorial appointment), the West Virginia Hospitality and Tourism Association and the West Virginia Business Roundtable (of which he also serves as treasurer). Mr. Arneault also serves as a member of the Advisory Board of Visitors of the Robert Morris College Hospitality and Tourism Management Program in Pittsburgh, Pennsylvania.

      Robert A. Blatt, 64, has been a director of the Company since September 1995 and a Vice President since February 1999. Mr. Blatt is also a Director and Assistant Secretary of Mountaineer Park, and Chairman of our Finance Committee. Mr. Blatt is the Chief Executive Officer and managing member of New England National, L.L.C. ("NEN") and a member of the board of directors of AFP Imaging Corporation. Since 1979 he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and since 1985, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of numerous public and private enterprises. In August of 2002, NEN filed a voluntary petition under Chapter 11 in the U.S. Bankruptcy Court for the District of Connecticut, which is still pending. Mr. Blatt informed the Company that the filing was necessitated by a court's upholding the imposition of real estate taxes at rates applicable to golf courses (rather than vacant land) for periods prior to NEN's acquisition or development of the property. Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

      James V. Stanton, 73, has been a director of the Company since February, 1998 and serves on our Audit Committee, Nominating Committee and as Chairman of our Compliance Committee. Mr. Stanton is also a director of Try It Distributing Co., a privately held corporation. Mr. Stanton has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971-1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading parimutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985-1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the Boards of Directors of the Federal Home Loan Bank of Atlanta and of Lottery and Wagering Solutions, Inc.

      Donald J. Duffy, 37, has been a director of the Company since June 2001 and serves as Chairman of our Compensation Committee, as Chairman of the Audit Committee and as a member of the Nominating Committee. Mr. Duffy is presently a director and President of Integrated Corporate Relations, a consulting firm. Mr. Duffy co-founded Meyer, Duffy & Associates in 1994 and Meyer Duffy Ventures in 1999. At Meyer Duffy, Mr. Duffy played an integral role in numerous seed and early stage companies. His expertise is focusing on the development and implementation of business plans including financial forecasting and analysis, management team development, corporate strategy and capital formation. Prior to co-founding Meyer, Duffy & Associates, Mr. Duffy was a Senior Vice President at Oak Hall Capital Advisors where he specialized in investments in the leisure, gaming and technology markets. Prior to Oak Hall, Mr. Duffy was an investment fund partner at Sloate, Weisman, Murray & Company, specializing in investments in the leisure and gaming industries, technology and retail markets. Mr. Duffy is a graduate of St. John's University.

      LC Greenwood, 58, has been a director of the Company since November 2002 and serves on our Compensation Committee and Nominating Committee. Mr. Greenwood was born in Canton Mississippi, went to Roger High, in Canton, Mississippi and was granted an Academic Athletic Scholarship to Arkansas AM & N in Pine Bluff, Arkansas where he received the Bachelor of Science Degree. After college Mr. Greenwood played thirteen years as a Defensive End with the World Champion Pittsburgh Steelers, won four Super Bowls, was named a member of every All Pro Team during the 1970s, was also All Pro seven times, and played in six Pro Bowls. Today Mr. Greenwood is President of Greenwood Enterprises, a Coal and Natural Gas Marketing Company; Greenwood/McDonald Supply Co., an Electrical Supply Company; and President/Owner of Greenwood Manufacturing Co., Manufacturer & Distributor of packing products. Among Mr. Greenwood's awards are the Worthen Sport Award, Professional Athlete of the Year in Little Rock, Arkansas, Outstanding Achievement Award, Canton, Mississippi, 1975, Key to the City of Canton, Mississippi and to the State of Mississippi, Key to the State of West Virginia, 25th Anniversary Super Bowl Team, 100 Year Black College All American Team, Arkansas Hall of Fame, A member of the 75th Silver Anniversary Super Bowl Team. In 1975, March 24th was declared LC Greenwood day in Canton, Mississippi. Mr. Greenwood is a Life Member of the N.A.A.C.P., Member of AFTRA-American Federation of Television and Radio Artists, worked on the Miller Lite Campaign doing commercials and promotions for ten years, has been involved in numerous commercials and industrial films since 1971 to the present, and over ten National commercials as well as numerous local commercials.

      Richard Delatore, 65, has been a director of the Company since June 2004. Mr. Delatore serves as a member of the Audit Committee and as the Chairman of the Nominating Committee of the Company. Mr. Delatore is presently a Vice President with Schiappa & Company which is involved in the coal mining and hauling business and located in Wintersville, Ohio (since 2002). Mr. Delatore is also a commissioner on the Board of Commissioners in Jefferson County, Ohio (since 2000), and is a coal and timber consultant in Steubenville, Ohio (since
1990). Mr. Delatore was a member of the Ohio State Racing Commission from 1995 to 1999. Mr. Delatore chaired the Medication Committee of the Ohio State Racing Commission in 1999. He was also a member of the Steubenville City School Board of Education from 1993 to 2000 and a member of the Jefferson County Joint Vocational School Board of Education from 1995 to 1998. Mr. Delatore received his Bachelor of Science degree in Business Administration from Franciscan University of Steubenville, Ohio.

      The Board held six (6) meetings and acted seven (7) times by written consent during the fiscal year ended December 31, 2004. All directors attended all of the meetings except for Mr. Brosig, a director of the Company at the time, who missed one meeting. Messrs. Stanton, Duffy and Delatore, all of whom are independent directors, make up the Board's Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee met eight times. In June of 2000, the Board of Directors established a formal Charter for the Audit Committee which was amended and restated in June 2004. A copy of the Amended and Restated Charter of the Audit Committee was included as Exhibit A to the Company's 2004 Annual Meeting proxy statement.

      Messrs. Duffy and Greenwood, both of whom are independent directors, make up the Board's Compensation Committee. Mr. Duffy joined the Committee in April of 2002, and Mr. Greenwood joined the Committee in November of 2002, when he joined the Board. The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2004, the Compensation Committee held five meetings.

      The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Mr. Blatt is the sole member of the Board's Finance Committee.

      The Nominating Committee of the Company currently consists of the Company's independent directors and operates under a written charter adopted by our Board of Directors, which is available on our Internet website at www.mtrgaming.com under "Investor Relations-


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

Corporate Governance." Our Board of Directors has determined that each of the members of the Nominating Committee is "independent" within the meaning of the general independence standards in the listing standards of The Nasdaq Stock Market, Inc. The committee (which was established in June 2004) did not meet in 2004. The Nominating Committee held its first meeting in May 2005. The primary purposes and responsibilities of the Nominating Committee are to (1) identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of shareholders, and (3) recommend to our Board of Directors the individual directors to serve on the committees of our Board of Directors.

      Director Candidate Recommendations and Nominations by Shareholders. The Nominating Committee's Charter provides that the Nominating Committee will consider director candidate nominations by shareholders. In evaluating nominations received from shareholders, the Nominating Committee will apply the same criteria and follow the same process set forth in its Charter as it would with its own nominations.

      Nominating Committee Process for Identifying and Evaluating Director Candidates. The Nominating Committee evaluates all director candidates in accordance with the director qualification standards described in its Charter. The Nominating Committee evaluates any candidate's qualifications to serve as a member of our Board of Directors based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board of Directors as a whole. In addition, the Nominating Committee will evaluate a candidate's independence and his or her background and expertise in the context of our Board's needs. The Nominating Committee Charter requires that the Committee ascertain that each nominee shall have: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties;
(vii) a recognized reputation for integrity, skill, honesty, leadership abilities and moral values; and (viii) the ability to work constructively with the Company's other directors and management. The Nominating Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting.

      Shareholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating Committee at the following address: MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. The Chairman of the nominating Committee and his or her duly authorized representatives shall be responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities. Additional procedures to be followed by shareholders of the Company in submitting recommendations to the Nominating Committee are attached as an Exhibit to the Committee's Charter.

      As a publicly traded corporation registered with and licensed by the Nevada Gaming Commission, the Company has a Compliance Committee which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. Nevada gaming regulators require that one member of the committee be a member of the Company's board. Mr. Stanton is the Chairman of the Compliance Committee. The other members include the Company's Chief Financial Officer, Director of Internal Security, Director of Administration and Director of Internal Audit.

      All directors attended the Company's Annual Meeting of shareholders in July 2004.

Report of the Audit Committee

      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Committee operates pursuant to a Charter that was last amended and restated by the Board on June 1, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management's assessment of the effectiveness of internal control over financial reporting (which commenced with respect to the Company's fiscal year ending December 31, 2004). In addition, the Company's independent registered public accounting firm will express their own opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

      In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the independent registered public accounting firm that firm's independence.

      The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Company's Board of Directors,

                                 Donald J. Duffy
                                James V. Stanton
                                Richard Delatore

Executive Officers; Officers

      The following persons serve as the officers indicated:

                                                                      Principal Occupation Last
      Name and Address                       Position                        5 Years
--------------------------------        ---------------------------   --------------------------
EDSON R. ARNEAULT*                      Director, President,          President of the Company
MTR Gaming Group, Inc.                  Chief Executive Officer       and its subsidiaries
State Route 2 South                     and Treasurer
P.O. Box 356 Chester, WV 26034

ROBERT A. BLATT**                       Director, Vice                Commercial Development
1890 Palmer Avenue                      President,
Suite 303                               Assistant Secretary
Larchmont, NY 10538

ROSE MARY WILLIAMS***                   Secretary                     Horse Racing Management
MTR Gaming Group, Inc.
State Route 2 South
Chester, WV 26034

                                                                      Principal Occupation Last
      Name and Address                       Position                        5 Years
--------------------------------        ---------------------------   --------------------------
ROGER M. SZEPELAK****                   Vice President,               Nevada Properties Hotel
Speakeasy Gaming of Las Vegas, Inc.     Chief Operating Officer       and Casino Management
3227 Civic Center Drive
North Las Vegas, NV 89030

JOHN W. BITTNER, JR.*****               Chief Financial Officer       Accounting and Finance
MTR Gaming Group, Inc.                  Accounting
State Route 2 South
Chester, WV 26034

DAVID R. HUGHES                         Chief Operating Officer       Casino Management
Mountaineer Park, Inc.                  Mountaineer Park, Inc.
State Route 2 South
P.O. Box 358 Chester, WV 26034

PATRICK J. ARNEAULT                     Vice President;               Oil and Gas;
Mountaineer Park, Inc.                  Mountaineer Facilities        Facilities Management and
State Route 2 South                     Management and                Construction
P.O. Box 358                            Construction
Chester, WV 26034

---------------
    * Also an officer and director of Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc., Speakeasy Gaming of Fremont, Inc., Scioto Downs, Inc., MTR-Harness, Inc., Keystone State Development, Inc., Keystone State Gaming, Inc., Keystone Downs, LLC, ExCal Energy Corporation and Presque Isle Downs, Inc., the Company's subsidiaries.

   ** Also assistant secretary of Mountaineer Park, Inc.

  *** Also secretary of Mountaineer Park, Inc. and MTR-Harness,  Inc. Officer of
      Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc. and Speakeasy

 **** Also Chief Operating Officer of Speakeasy Gaming of Fremont, Inc.

***** Also Chief Financial Officer of Scioto Downs, Inc.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 10, 2005, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of June 10, 2005, there were 28,687,460 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

                                                                    Number of      Percentage of
Name                                                                 Shares             Class
----                                                               ----------      -------------
Edson R. Arneault(1)...........................................     3,827,074           13.20%
Robert A. Blatt(2).............................................       943,900            3.27%
James V. Stanton(3)............................................        81,900                *
Donald J. Duffy(4).............................................        50,000                *
LC Greenwood(5)................................................             0                *
Richard C. Delatore(6).........................................             0                *
Patrick J. Arneault(7).........................................        50,200                *
Rose Mary Williams(8)..........................................       101,666                *
John W. Bittner, Jr.(9)........................................        75,000                *
Roger Szepelak(10).............................................        52,500                *
David R. Hughes................................................             0                *
Total officers and directors as a group (11 persons)...........     5,182,240           17.57%

------------------
*     Indicates less than one percent.

(1) Includes 3,408,532 shares and options to acquire beneficial ownership of 300,000 shares within 60 days held by Mr. Arneault. Also includes 99,333 shares held by a corporation of which Mr. Arneault is the sole shareholder and 19,209 shares held by a partnership of which Mr. Arneault is a general partner.

(2) Includes 790,900 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt's wife, and options to acquire beneficial ownership of 150,000 shares exercisable within 60 days held by Mr. Blatt. Mr. Blatt's mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(3) Includes 56,900 shares held by Mr. Stanton and options to acquire beneficial ownership of 25,000 shares exercisable within 60 days held by Mr. Stanton. Mr. Stanton's mailing address is 815 Connecticut Avenue, NW, Suite 620, Washington, DC 20006.

(4) Mr. Duffy's business mailing address is c/o Integrated Corporate Relations, 450 Post Road East, Westport, CT 06880. Includes no shares and includes options to acquire beneficial ownership of 50,000 shares exercisable within 60 days held by Mr. Duffy.

(5) Mr. Greenwood's business mailing address c/o Greenwood McDonald Supply Company, Inc., 313 West Main Street Carnegie, PA 15106.

(6) Mr. Delatore's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, West Virginia 26034.

(7) Includes 200 shares held by Mr. Arneault's minor children and options to acquire ownership of 50,000 shares within 60 days held by Mr. Arneault.

(8) Includes no shares and includes options to acquire beneficial ownership of 100,666 shares within 60 days held by Ms. Williams.

(9) Includes no shares and includes options to acquire beneficial ownership of 75,000 shares within 60 days held by Mr. Bittner.

(10) Includes 2,500 shares and options to acquire beneficial ownership of 50,000 shares exercisable within 60 days by Mr. Szepelak. Mr. Szepelak's mailing address is 3227 Civic Center Drive, North Las Vegas, Nevada 89030.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the provisions of Section 16(a) of the Exchange Act, the Company's executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company's securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that as of June 10, 2005, all of its executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2004.

      The following table sets forth the compensation awarded, paid to or earned by the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                Annual                    Compensation Awards
                                             Compensation                 -------------------           Payouts
                                          ------------------    Other     Restricted Options    ------------------------
                                           Salary    Bonus      Annual       Stock     SARS        LTIP       All Other
                                                                 Comp.      Awards
Name                              Year      ($)       ($)       ($)(1)        ($)     (#)(2)    Payouts ($)  Comp.($)(4)
----                             ------   -------  ---------   --------   ----------  ------    -----------  -----------
Edson R. Arneault(3).........     2004    907,607   100,000     535,980        --         --             --     139,289
  Chairman, President and         2003    880,466   100,000     505,042        --         --             --     125,931
  Chief Executive Officer         2002    804,023   100,000     365,686        --         --             --     229,193
  MTR Gaming Group, Inc.

Robert A. Blatt(3)...........     2004    244,600        --      12,500        --         --             --      12,000
  Vice President                  2003    180,157        --      19,594        --         --             --          --
                                  2002    292,115        --       1,393        --     50,000             --      19,594

Roger M. Szepelak(3).........     2004    196,602    50,000          --        --     25,000             --          --
  Vice-President and              2003    172,733    25,000      12,788        --     25,000             --          --
  Chief Operating Officer         2002    163,209        --          --        --
  Nevada Properties

John W. Bittner..............     2004    244,957        --       1,300                   --             --          --
  Chief Financial Officer         2003    205,481        --       1,300        --     25,000             --          --
                                  2002    184,077                 1,300               25,000             --

David R. Hughes..............     2004    321,469        --          --                   --             --          --
  Chief Operating Officer         2003    243,647        --       6,300                   --             --          --
  Mountaineer Park, Inc.

---------------

(1) As to Mr. Arneault for 2004 includes $450,112 performance bonus earned but not paid in 2004, $84,568 annual insurance premiums treated as compensation and an estimated pension contribution of $1,300; 2003 includes $419,174 performance bonus earned but not paid in 2003, $84,568 annual insurance premiums treated as compensation and an estimated pension contribution of $1,300; for 2002 includes $359,194 performance bonus earned but not paid in 2002 and an estimated pension plan contribution of $6,492; As to Mr. Blatt consists of $12,500 insurance premium treated as compensation in 2004; $19,594 annual insurance premiums treated as compensation in 2003 and an estimated pension plan contribution of $0, $0 and $1,393 in 2004, 2003 and 2002, respectively. As to Mr. Szepelak, includes $12,788 performance bonus earned but not paid in 2003. As to Mr. Bittner consists of an estimated pension contribution of $1,300 in 2004, 2003 and 2002; As to Mr. Hughes consists of an estimated pension contribution of $1,300 in 2004 and 2003 and includes a $5,000 performance bonus earned but not paid in 2003.

(2) As to Mr. Bittner grants in 2003 and 2002 consisted of non-qualified stock options for a term of ten years. The options are fully vested and have an exercise price of $8.00 and $15.00, respectively. As to Mr. Szepelak grants in 2004 and 2003 consisted of non-qualified stock options for a term of ten years. The options are fully vested and have an exercise price of $9.02 and $9.85, respectively.

(3) See "Employment Agreements" below. Mr. Arneault's employment agreement requires him to defer receipt of all compensation over the amount set forth in Section 162(m) of the Internal Revenue Code.

(4) Consists of premiums for life insurance pursuant to a qualified plan in accordance with Section 419 of Internal Revenue Code for 2002. In 2004 and 2003 such premiums were treated as compensation. In 2004, 2003 and 2002 as to Mr. Arneault includes $139,289, $125,931 and $144,625, respectively for use of Company owned housing. As to Mr. Blatt in 2004 includes $12,000 for office expense. The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

OPTION GRANTS IN 2004

      The following table contains information concerning the grant of stock options during fiscal year 2004 to the Company's executive officers named in the Summary Compensation Table.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                Number of                                                 Annual Rates of Stock
                               Securities     % of Total                                  Price Appreciation for
                               Underlying       Options                                       Option Term(1)
                                 Options      Granted in     Exercise    Expiration     -------------------------
Name                             Granted      Fiscal Year      Price        Date            5%             10%
----                           -----------   ------------   ----------  ------------    ----------   ------------
Roger M. Szepelak............     25,000        100.00%         9.02     11/1/2014        167,317        384,879

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, "Potential Realizable Value" has been calculated assuming an aggregate ten-year appreciation of the fair market value of the Company's common stock on the date of the grant at annual compounded rates of 5% and 10%, respectively. These amounts represent hypothetical gains that could be achieved. Actual gains, if any, on the exercise of stock options will depend on the future performance of the Company's stock and the date on which the options are exercised. Moreover, the gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

      The following table sets forth information regarding the number and value of options held by each of the Company's executive officers named in the Summary Compensation Table as of December 31, 2004.

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised         In-the-Money Options
                                Shares                     Options at Fiscal Year End        at Year End ($)(1)
                              Acquired on      Value       ---------------------------  ---------------------------
Name                           Exercise     Realized($)    Exercisable   Unexercisable  Exercisable   Unexercisable
----                          -----------   -----------    ------------  -------------  -----------   -------------
Edson R. Arneault...........    500,000      3,725,000       300,000            --       2,418,000               --
Robert A. Blatt.............    150,000      1,166,925       150,000            --       1,209,000               --
Roger M. Szepelak...........         --             --       100,000            --(2)      271,750               --
John W. Bittner, Jr. .......         --             --        50,000            --(3)       64,000               --

----------------
(1) Based on the market price of the Company's Common Stock of $10.56 on December 31, 2004, as reported by Nasdaq.

(2) Excludes 25,000 options which will be granted by the company during 2005 in accordance with the terms of the employment agreement

(3) Excludes 25,000 options which will be granted by the company during 2005 in accordance with the terms of an employment agreement.

Equity Compensation Plan Information

      The following table sets forth information as of December 31, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

                                                                                             Number of securities
                                                                                            remaining available for
                                                                                                    future
                                                                                             issuance under equity
                                      Number of securities to        Weighted-average         compensation plans
                                      be issued upon exercise       exercise price of        (excluding securities
                                      of outstanding options,      outstanding options,            reflected
Plan Category                           warrants and rights        warrants and rights          in column (a))
-------------                         ------------------------    ----------------------   -------------------------
                                                (a)                        (b)                        (c)
                                      ------------------------    ----------------------   -------------------------
Equity compensation plans approved
  by security holders...............             732,500                     3.8149                   255,000
Equity compensation plans not
  approved by security holders......             380,000                     8.9092                    45,000
                                               ---------                                              -------
    Total...........................           1,112,500                                              300,000
                                               =========                                              =======

      The Company's equity compensation plans that were not approved by security holders (as no such approval was required) consist of (i) grants of NQSOs as inducement for initial employment by the Company or its subsidiaries; (ii) grants of NQSOs to non-executive employees; and (iii) NQSOs granted under our 2001 Employee Stock Incentive Plan or available for grant under our 2002 Employee Stock Incentive Plan, both of which are "broad-based plans" as defined by the Nasdaq Market Place Rules (i.e., ones in which not more than half of the options/shares may be awarded to officers and directors). In the case of all such plans, the exercise price of options must be not less than fair market value of the common stock on the date of grant. Options granted under the plans may be for terms of up to ten years. The 2001 and 2002 Employee Stock Incentive Plans are to be administered by the board or a committee of the board consisting of not fewer than two non-employee directors. Repricing under the 2001 plan is limited to 10% of the number of options then outstanding thereunder; repricing under the 2002 plan is prohibited.

EMPLOYMENT AGREEMENTS

      We have entered into a five-year employment agreement, effective January 1, 2001, with our President and Chief Executive Officer, Edson R. Arneault. The employment agreement replaces an agreement entered into in February 1999 and provides for, among other things, an annual base salary of $750,000 (subject to automatic annual cost of living increases of 5%), semi-annual cash awards and an annual performance bonus tied to EBITDA growth. The Employment Agreement entitles Mr. Arneault, at our expense, to lease living and/or office quarters for himself and the Company in any state or jurisdiction in which the Company is currently doing business or commences substantial business operations. The Company may choose to purchase such living or office quarters. In 2001, the Company purchased living quarters for use by Mr. Arneault. The agreement, as amended, also provides for the non-exclusive option, until September 1, 2008, for Mr. Arneault to purchase the current residence and property owned by the Company at fair market value. In the event Mr. Arneault purchases that current residence and property from the Company, the agreement, as amended, provides that Mr. Arneault will no longer be entitled, at the Company's expense, to lease living and/or office quarters for himself and/or the Company. The employment agreement also provides for a long-term incentive bonus, subject to a cap, payable at the end of the five-year term based upon growth compared to year 2000 in a variety of objective measurements, including earnings per share, the market price of our common stock, EBITDA and gross revenues. Other factors affecting the long-term bonus are acquisitions of other racetracks and parimutuel facilities, acquisitions of gaming venues that generate positive EBITDA in their first full year of operation, and successful legislative initiatives.

      The agreement was amended on December 22, 2004, to provide for a one year extension as President and CEO and two additional years as Chairman. The Compensation during the two additional years as Chairman is based upon 25% of the average of the corresponding amounts paid during the last three years as President and CEO. The agreement was also amended on May 13, 2005 principally to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended by the American Jobs Creation Act of 2004.

      The agreement provides that if Mr. Arneault's period of employment and period as Chairman is terminated by reason of death or physical or mental incapacity, the Company will continue to pay Mr. Arneault or his estate the compensation otherwise payable to him for a period of two years. If Mr. Arneault's period of employment and period as Chairman is terminated for a reason other than death, physical or mental incapacity, or cause, the Company will continue to pay Mr. Arneault the compensation that otherwise would have been due him for the remaining period of the amended agreement. If Mr. Arneault's period of employment and period as Chairman is terminated for cause, the Company will have no further obligation to pay Mr. Arneault, other than compensation unpaid at the date of termination.

      In the event that the termination of Mr. Arneault's period of employment occurs after there has been a change of control of the Company, as defined, and
(i) the termination is not for cause or by reason of the death or physical or mental disability of Mr. Arneault or (ii) Mr. Arneault terminates his employment for good reason, as defined in the agreement, then Mr. Arneault will have the right to receive within thirty days of the termination, a sum that is three times his annual base salary and payment by us of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

      In October 2004, we entered into an employment agreement with Robert A. Blatt. The agreement is for a term of two years, calls for an annual base salary of $225,000 (subject to automatic annual cost of living increases of 5%) and entitles Mr. Blatt to a cash bonus of up to 50% of the base salary, in the discretion of the Compensation Committee. The employment agreement also entitles Mr. Blatt to participate in our various benefit plans for health insurance, life insurance and the like and reimbursement at the rate of $4,000 per month towards office expense. In the event Mr. Blatt terminates the employment agreement for good reason, as defined, or we terminate the agreement other than for cause, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event employment is terminated due to death or physical or mental disability Mr. Blatt or his estate would be entitled to the entire compensation otherwise payable to him for the longer of the remaining term of the agreement or eighteen months. In the event Mr. Blatt's employment is terminated in connection with a change in control of the Company, Mr. Blatt would be entitled to a cash severance payment equal to 1.5 times his annual base salary and payment by us of the next two annual premium payments for the insurance policy called for by the deferred compensation plan described below.

      We also have deferred compensation agreements with Messrs. Arneault and Blatt (and amendments to those agreements), which provide for certain benefits upon retirement. We currently fund these obligations through the purchase of "split dollar" life insurance policies.

      In October 2003, we entered into a three-year employment agreement with Roger Szepelak as Vice President and Chief Operating Officer for Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc. The agreement calls for an annual base salary of $182,000 with annual automatic cost of living increases of 5% and shall be subject to periodic increase by the Board of Directors and entitles Mr. Szepelak to a car allowance as well as to participate in our various employee benefit plans. In the event Mr. Szepelak brings the Company an acquisition candidate during the period of employment, and the Company in its discretion, consummates the acquisition, Mr. Szepelak shall be entitled, subject to any necessary regulatory approvals, to a cash bonus ranging from $25,000 to $100,000 depending on the acquisition purchase price. In the event Mr. Szepelak's employment is terminated by us other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event Mr. Szepelak is terminated in connection with a change of control of the Company, as defined in the agreement, Mr. Szepelak would be entitled to a cash payment in the amount of his then current annual base salary.

Stock Performance Graph

      The following graph demonstrates a comparison of cumulative total returns of the Company, the NASDAQ Market Index (which is considered to be a broad index) and an industry peer group index based upon companies which are publicly traded with the same four digit standard industrial classification code ("SIC") as the Company (SIC 7999 - Amusement and Recreational Services) for the past five years since December 31, 1999. The following graph assumes $100 invested in each of the above groups and the reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MTR GAMING GROUP, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [LINE GRAPH OMITTED]

                                                              Year Ended
                             -----------------------------------------------------------------------------
Index Description            12/31/1999   12/29/2000    12/31/2001   12/31/2002   12/31/2003    12/31/2004
-----------------------      ----------   ----------    ----------   ----------   ----------    ----------
MTR GAMING GROUP, INC.         100.00       155.10        522.45       259.92       336.33        344.82
SIC CODE INDEX(1)              100.00        70.02         81.11        90.67       110.90        202.97
NASDAQ MARKET INDEX            100.00        62.85         50.10        34.95        52.55         56.97

---------------

(1) The peer group consists of the following companies: American Skiing Co.; American Wagering, Inc.; Argosy Gaming Co.; Assistglobal Technologies
      Corp.; Boyd Gaming Corp.; Cirmaker Technology Corp; Dover Motorsports, Inc.; Explorations Group, Inc.; FUSA Capital Corporation; Games Inc.; Gametech International, Inc.; Global Casinos Inc.; Gwin Inc.; Isle of Capris Casinos; Lakes Entertainment Inc.; Las Vegas From Home.com; Littlefield Corporation; MGM Mirage, Inc.; Multimedia Games, Inc.; Quest Oil Corporation; Sands Regent; Skyline Multimedia Entertainment; Southwest Casino Corp.; Sungold International Holdings Corp.; TBA Entertainment Corp.; Trans World Corp.; Vail Resorts, Inc.; Virtra Systems Inc; Winter Sports, Inc.; WinWin Gaming Inc.; and Youbet.com, Inc.

Compensation of Directors

      The Company's non-employee directors receive an annual stipend of $24,000 and a per meeting fee of $1,500. Directors who are employees of the Company do not receive compensation for attendance at Board meetings. All board members are reimbursed for expenses they incur in attending meetings.

Compensation Committee Interlocks and Insider Participation

      The current members of the Company's Compensation Committee are Messrs. Duffy and Greenwood, both of whom are independent directors. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

      Notwithstanding anything to the contrary, the reports of the Compensation and the Audit Committee and the performance graph on page 17 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Board Compensation Committee Report on Executive Compensation

Policy

      The Committee's decisions with respect to executive compensation will be guided by the general principle that compensation be designed: (i) to assure that the Company's executives receive fair compensation relative to their peers at similar companies; (ii) to assure that the Company's shareholders are receiving fair value for the compensation paid to the Company's executives; and
(iii) to allow the Company to secure and retain the services of high quality executives.

      The Company's compensation program currently consists of three elements: a base salary; annual incentives in the form of cash or restricted stock bonuses; and long-term incentives in the form of stock options and/or cash. The Committee believes that annual incentives, or bonuses, should be used to reward an executive for exceptional performance. The determination of what constitutes exceptional performance is generally a subjective judgment by the Committee based on the executive's contribution to the Company's revenues, legislative and regulatory efforts, recruitment of high quality personnel, elevating public awareness and perception of the Company's gaming and resort businesses, and development of the Company's prospects. With respect to compensation for the Company's current CEO, annual and long-term performance bonuses are calculated pursuant to a formula tied to objective criteria.

      Stock options allow the Company to motivate executives to increase stockholder value. This type of incentive also allows the Company to recruit members of the management team whose contributions and skills are important to its long-term success. The Committee intends to employ a combination of cash incentives, stock and option awards.

Chief Executive Officer Compensation; Employment Agreement

      During the fiscal year ended December 31, 2004, Mr. Arneault's base salary and bonuses were based upon a September 2001 employment agreement, which was effective as of January 1, 2002, and replaced an agreement entered into in February 1999, and which was amended in December 2004 and again in May 2005. The performance bonus for 2004 is based upon an objective formula tied to growth in the Company's EBITDA for 2004 compared to 2000 as set forth in Mr. Arneault's employment agreement, as amended.

Donald J. Duffy
LC Greenwood

                              CERTAIN TRANSACTIONS

      Mr. Patrick J. Arneault serves as Vice President of Development of Mountaineer. During the year ended December 31, 2004, Mr. Arneault's total compensation was $241,928. Patrick J. Arneault is the brother of Edson R. Arneault, our president, chairman and chief executive officer. Mr. Arneault has worked for Mountaineer since February 2000.

      Ms. Aimee Zildjian serves as director of development for Presque Isle Downs. During the year ended December 31, 2004, Ms. Zildjian's total compensation was $88,212. Ms. Zildjian is the daughter of Edson R. Arneault, our president, chairman and chief executive officer.

                        RATIFICATION OF ADOPTION OF 2005
                              STOCK INCENTIVE PLAN

      The Company's Board of Directors has adopted, subject to the approval of the Company's stockholders, the Company's 2005 Stock Incentive Plan (the "Plan"). The Board has reserved 200,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options issued under the Plan. A copy of the proposed Plan is attached as Exhibit A.

SUMMARY OF THE PLAN

      Under the terms of the Plan, the Board or a Committee designated by the Board may issue options or shares of stock to those persons whom the Board deems to be "key employees" of the Company or any of its subsidiaries and who may include officers and directors of the Company and to consultants and directors who are not employees of the Company. However, no director may vote upon the grant to himself. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code"), non-qualified options that are not eligible for such treatment or stock of the Company which may be subject to contingencies or restrictions. Approximately twenty employees, officers and directors of the Company are currently eligible to participate in the Plan.

      The exercise price for any incentive stock option ("ISO") may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the Company's common stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option shall be in the sole discretion of the Committee but shall not be less than fair market value of the stock on the date the option is granted. The aggregate fair market value of the shares that may be subject to any ISO granted to any participant may not exceed $100,000. There is no comparable limitation with respect to non-qualified stock options.

      The term of all options granted under the Plan will be determined by the Committee in its sole discretion; provided, however, that the term of each ISO shall not exceed 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall not exceed five years from the date of grant.

      The right of exercise will be cumulative, so that shares that are not purchased in one year may be purchased in a subsequent year. The options may not be assigned. Upon exercise of any option, in whole or in part, payment in full is required (unless the applicable award contract permits installment payments) for the number of shares purchased. Payment may be made in cash, by delivery of shares of the Company's common stock of equivalent fair market value (in which case reload options will be issued) or by any other form of legal consideration that is acceptable to the Board.

      In addition to ISOs and non-qualified options, the Plan permits the Committee, consistent with the purposes of the Plan, to grant shares of Common Stock to such key employees (including officers and directors who are key employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. The grant may require the holder to pay such price per share, if any, as the Committee may determine. Such shares may be subject to such contingencies and restrictions as the Committee may determine.

      If an employee's employment is terminated by reason of death or disability, either the employee or his or her beneficiary will have the right for one year to exercise the option to the extent the option was exercisable on the date of death or disability. If a Plan participant's relationship with the Company is terminated by reason other than death or disability and other than for cause or without the Company's consent (in which case the option shall terminate immediately), he or she may, for a period of three months, exercise the option to the extent that it was exercisable on the date of termination, but in no event after the date the award would otherwise have expired; provided, however, that in the event an employee's employment is terminated in connection with a change in control of the Company, then the employee will have the right to exercise the option until the date the award otherwise have expired.

      The  Plan  will be  administered  by the  Board,  which is  authorized  to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the employees to whom, and the time, terms and conditions under which, options may be granted. The Board is also authorized to adjust the number of shares available under the Plan, the number of shares subject to outstanding options and the option prices to take into account the Company's capitalization by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or otherwise.

      The Board may amend, suspend or terminate the Plan in any respect at any time. However, no amendment may (i) increase the number of shares reserved for options under the Plan, (ii) modify the requirements for participation in the Plan, or (iii) modify the Plan in any way that would require stockholder approval under the rules and regulations under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

      No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the participant. If no disposition of the shares issued to a participant pursuant to the exercise of an incentive stock option is made by the participant within two years from the date of grant or within one year after the issuance of such shares to the participant, then upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for Federal income tax purposes.

      If shares of the Company's common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the option price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as a short-term or long-term capital gain and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of the Company's common stock.

      If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of total and permanent disability), except in certain cases where the incentive stock option is exercised after the death of the participant.

      With respect to non-qualified stock options, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price and the fair market value of the common stock on the date of exercise, and the Company receives a tax deduction for the same amount. At disposition, any appreciation or depreciation after the date of exercise is treated either as a short-term or long-term capital gain or loss depending on how long the shares have been held.

      A grant of shares of common stock that is subject to no vesting restrictions will result in taxable compensation income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares awarded. The Company would be entitled to a corresponding deduction at that time for the amount included in the recipient's income.

      Generally, a grant of shares of common stock under the Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to section 83(b) of the Code to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

      The Board believes the Plan will further the growth and development of the Company by issuing options to certain key employees as an incentive for stock ownership. It is contemplated that the Plan will provide such persons with increased interest in the Company's success as they increase their proprietary stake in the Company.

AWARDS GRANTED UNDER THE PLAN

      As of June 10, 2005, no options have been granted under the Plan.

      The favorable vote, either in person or by proxy, of the holders of a majority of the common shares is necessary for the adoption of the Plan. The Board recommends a vote FOR the adoption of the Plan.

                                     ITEM 3

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board has selected the firm of Ernst & Young LLP ("E&Y"), independent public accountants, to serve as auditors for the fiscal year ending December 31, 2005, subject to ratification by the stockholders.

      The following table summarizes principal accounting fees and services billed for calendar 2004.

                                                        2004       2003
                                                      --------   --------
Audit Fees:
Annual Audit of the Financial Statements (including   $323,120   $310,383
expenses)
Audit of internal control over financial reporting     366,465         --
Other Audit-Specific Matters                            54,750     92,179
                                                      --------   --------
Total Audit Fees                                      $744,335   $402,562

Tax Services:
Tax Compliance                                        $ 29,832   $ 32,723
Other Tax Services                                      45,944    172,507
                                                      --------   --------
Total Tax Fees                                        $ 75,776   $205,230

All Other Services:
Benefit Plan Research-Scioto Downs, Inc.              $     --   $ 21,199


      The Audit Committee's charter provides for the pre-approval of audit and non-audit services performed by the Company's independent auditor. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-relation, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more if its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit services provided by Ernst & Young LLP are pre-approved by the Audit Committee.

      It is expected that a member of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              FINANCIAL INFORMATION

      The Financial Statements of the Company included in the Company's Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

                                  OTHER MATTERS

Stockholder Proposals for Next Meeting

      Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2006 must be received by the Company's executive offices not later than February 17, 2006. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

Notice Regarding Abandoned Property Law of New York State

      The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the shareholder's address of record is apparently correct.

      The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

      Accordingly, shareholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

No Other Business

      Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.


June 17, 2005             MTR GAMING GROUP, INC.
                          Rose Mary Williams, Secretary

                                                                       EXHIBIT A

                            2005 STOCK INCENTIVE PLAN
                                       OF
                             MTR GAMING GROUP, INC.

      1. PURPOSES OF THE PLAN. This stock incentive plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants and directors who are not employees of MTR GAMING GROUP, INC., a Delaware corporation (the "Company"), or any of its Subsidiaries (as defined in Paragraph 17), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of nonqualified stock options ("NQSOs") which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock of the Company which may be subject to contingencies or restrictions (collectively, "Awards"). The Plan does not provide for the granting of any "incentive stock option" under the Code.

      2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 10, the aggregate number of shares of Common Stock, $.00001 par value per share, of the Company ("Common Stock") for which Awards may be granted under the Plan shall not exceed 200,000 shares, provided, however, that not more than 49% of such shares may be issued to Directors and Executive Officers of the Company. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 11, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable or a restricted stock Award which for any reason is forfeited, shall again become available for the granting of Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

      3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors consisting of not fewer than two directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (as defined in Paragraph 17) (collectively, the "Committee"). Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine: the key employees, consultants and directors who shall be granted Awards; the type of Award to be granted; the times when an Award shall be granted; the number of shares of Common Stock to be subject to each Award; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment thereof;

whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the price, if any, to be paid for a share Award; the form of payment of the exercise price of an option; whether to restrict the sale or other disposition of a stock Award or the shares of Common Stock acquired upon the exercise of an option and, if so, to determine whether such contingencies and restrictions have been met and whether and under what conditions to waive any such contingency or restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option, the vesting of a stock Award or the shares acquired pursuant to the exercise of an option to the fulfillment of certain contingencies or restrictions as specified in the contract referred to in Paragraph 9 hereof (the "Contract"), including without limitation, contingencies or restrictions relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 17), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the Award holder with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies or restrictions have been met; whether an Award holder is Disabled (as defined in Paragraph 17); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the Fair Market Value (as defined in Paragraph 17) of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the Award holder, to cancel or modify an Award, PROVIDED, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any Award or Contract hereunder. Prior to the creation and designation of the Committee by the Board of Directors, all powers and authority allocated hereby to the Committee shall be allocated to the Board of Directors and all references to the Committee shall be deemed to be references to the Board of Directors. Notwithstanding any provision in the Plan to the contrary, an Award granted to a consultant or director who is not an employee of the Company shall be based upon a formula or other criteria established by the Committee at least ninety (90) days prior to the grant of such Award.

      4. OPTIONS

            (a) GRANT. The Committee may from time to time, consistent with the purposes of the Plan, grant options to such key employees (including officers and directors who are key employees) of, and consultants to, the Company or any of its Subsidiaries, and such Outside Directors, as the Committee may determine, in its sole discretion. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Contract; PROVIDED, HOWEVER, THAT THE

MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS THAT MAY BE GRANTED TO ANY EMPLOYEE DURING ANY CALENDAR YEAR UNDER THE PLAN (THE "162(m) MAXIMUM") SHALL BE 100,000 SHARES.

            (b) EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee, in its sole discretion, as set forth in the applicable Contract. Notwithstanding any provision in this Plan to the contrary, the exercise price per share of a NQSO shall not be less than the Fair Market Value of a share of Common Stock on the date that the NQSO was granted.

            (c) TERM. The term of each option granted pursuant to the Plan shall be determined by the Committee, in its sole discretion, and set forth in the applicable Contract. Options shall be subject to earlier termination as hereunder provided.

            (d) EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its then principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due upon exercise if the Contract permits, and applicable law and regulation do not prohibit, installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

            Subject to applicable law, the Committee may, in its sole discretion, permit payment of all or a portion of the exercise price of an option by delivery by the optionee (provided, however, that such optionee is neither an executive officer, director nor other person whose participation in such an arrangement would constitute a violation of the Sarbanes-Oxley Act of 2002 by the Company) of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

            An optionee entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until an entry is made on the books of the Company's transfer agent representing such shares; PROVIDED, HOWEVER, that until such stock certificate is issued or book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

            In no case may an option be exercised with respect to a fraction of a share of Common Stock. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

            (e) RELOAD OPTIONS. An optionee who, at a time when he is eligible to be granted options under the Plan, uses previously acquired shares of Common Stock to exercise an option granted under the Plan (the "prior option"), shall, upon such exercise, be automatically granted an option (the "reload option") to purchase the same number of shares of Common Stock so used (or if there is not a sufficient number of shares available for grant under the Plan remaining, such number of shares as are then available). Such reload options shall be of the same type and have the same terms as the prior option (except to the extent inconsistent with the terms of the Plan); PROVIDED, HOWEVER, that the exercise price per share of the reload option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the reload option.

            (f) REPRICING. Options granted pursuant to the Plan may not be repriced.

      5. RESTRICTED STOCK. The Committee may from time to time, consistent with the purposes of the Plan, grant shares of Common Stock to such key employees (including officers and directors who are key employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. The grant may cover such number of shares as the Committee may determine, in its sole discretion, and require the Award holder to pay such price per share therefor, if any, as the Committee may determine, in its sole discretion. Such shares may be subject to such contingencies and restrictions as the Committee may determine, as set forth in the Contract. Upon the issuance of the stock certificate for a share Award, or in the case of uncertificated shares, the entry on the books of the Company's transfer agent representing such shares, notwithstanding any contingencies or restrictions to which the shares are subject, the Award holder shall be considered to be the record owner of the shares, and subject to the contingencies and restrictions set forth in the Award, shall have all rights of a stockholder of record with respect to such shares, including the right to vote and to receive distributions. Upon the occurrence of any such contingency or restriction, the Award holder may be required to forfeit all or a portion of such shares back to the Company. The shares shall vest in the Award holder when all of the restrictions and contingencies lapse. Accordingly, the Committee may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Award holder, until the shares vest in the Award holder. Contracts with respect to the grant of shares of Common Stock shall require that the Award holder agree not to transfer the Common Stock for (a) one year following the grant in the case of Awards based on performance and (b) three years following the grant in the case of Awards based on the passage of time. The Contracts may provide for the waiver of this restriction in the event of death, disability, retirement, change of control or other similar circumstances specified by the Committee.

      6. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship with the Company, its Subsidiaries and Parent as an employee or a consultant has terminated for any reason (other than as a result of his death or Disability), the Award holder may exercise the options granted to him as an employee of, or consultant to, the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated either (a) for Cause (as defined in Paragraph 17), or
(b) without the consent of the Company, such option shall terminate immediately; and PROVIDED FURTHER that in the event an employee's employment is terminated in connection with a change in control of the Company, then the employee will have the right to exercise the option until the date the award otherwise would have expired.

            For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

            Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the Award holder so long as he continues to be an employee of, or a consultant to, the Company, or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

            Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship with the Company as an Outside Director ceases for any reason (other than as a result of his death or Disability) then options granted to such holder as an Outside Director may be exercised, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated for Cause, such Award shall terminate immediately. An Award granted to an Outside Director, however, shall not be affected by the Award holder becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

            Except as may otherwise be expressly provided in the Contract, upon the termination of the relationship of an Award holder as an employee of, or consultant to, the Company, and its Subsidiaries and Parent, or as an Outside Director, for any reason (including his death or Disability), the share Award shall cease any further vesting and the unvested portion of such Award as of the date of such termination shall be forfeited to the Company for no consideration.

            Nothing in the Plan or in any Award granted under the Plan shall confer on any Award holder any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the Award holder's relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

      7. DEATH OR DISABILITY. Except as may otherwise be expressly provided in the applicable Contract, if an Award holder dies (a) while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company), or (c) within one year following the termination of such relationship by reason of his Disability, the options that were granted to him as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph
17) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

            Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship as an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of his Disability, the options that were granted to him as an employee of, or consultant to the Company or any of its Subsidiaries may be exercised, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

            Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship as an Outside Director terminates as a result of his death or Disability, the options granted to him as an Outside Director may be exercised, to the extent exercisable on the date of such termination, at any time within one year after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired. In the case of the death of the Award holder, the Award may be exercised by his Legal Representative.

      8. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the issuance of any share Award and exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

            The Committee may require, in its sole discretion, as a condition to the receipt of an Award or the exercise of any option that the Award holder execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be received under the Award or issued upon the exercise of the option are being acquired by the Award holder for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such Award holder will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Award holder shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

            In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to any Award or option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuing of shares of Common Stock thereunder, such Award may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      9. AWARD CONTRACTS. Each Award shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the Award holder, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each Award and Contract need not be identical.

      10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, the exercise price of each option, any contingencies and restrictions based on the number or kind of shares, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to Awards without payment therefor.

            In the event of (a) the  liquidation  or dissolution of the Company,
(b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which (i) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or (ii) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding and unvested stock options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

      11. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on May 4, 2005, subject to the approval of the Company's shareholders. The Board of Directors may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order to comply with the provisions of Rule 16b-3,
Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of any governmental agency or regulatory body. No termination, suspension or amendment of the Plan shall adversely affect the rights of any Award holder under an Award without his prior consent. The power of the Committee to construe and administer any Awards granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

      12. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the Award holder, only by him or his Legal Representatives. Except as may otherwise be expressly provided in the Contract, a stock Award, to the extent not vested, shall not be transferable otherwise than by will or the laws of descent and distribution. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void AB INITIO and of no force or effect; PROVIDED, HOWEVER, that a contract may provide that non-qualified Awards may be donated to charity or assigned to a family trust or similar vehicle.

      13.  WITHHOLDING  TAXES. The Company,  a Subsidiary or Parent may withhold
(a) cash, or (b) with the consent of the Committee, shares of Common Stock to be issued under a stock Award or upon exercise of an option having an aggregate Fair Market Value on the relevant date, or a combination of cash and shares having such value, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, any of its Subsidiaries or a Parent to withhold federal, state and local taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an Award, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

      14. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under a stock Award or upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and the Award holder with respect to such shares of Common Stock.

            The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock under a stock Award or upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

      15. USE OF PROCEEDS. The cash proceeds received upon the exercise of an option, or grant of a stock Award under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

      16. SUBSTITUTIONS AND ASSUMPTIONS OF AWARDS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, and subject to the requirements and prohibitions of applicable law and regulation, the Board of Directors may, without further approval by the stockholders, substitute new Awards for prior options, or restricted stock of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or restricted stock of such Constituent Corporation.

      17. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Cause" shall mean: (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the Award holder and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause as defined by applicable state law.

            (b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies, or any Subsidiary or Parent of such corporation.

            (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

            (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (e) "Fair Market Value" of a share of Common Stock on any day shall mean: (i) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on Nasdaq, and (A) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (B) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; PROVIDED, HOWEVER, that if clauses (i), (ii) and (iii) of this subparagraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of a share of Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

            (f) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

            (g) "Nasdaq" shall mean the Nasdaq Stock Market.

            (h) "Outside Director" shall mean a person who is a director of the Company, but on the date of grant is not an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

            (i) "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

            (j) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as the same may be in effect and interpreted from time to time.

            (k) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

            18. GOVERNING LAW; CONSTRUCTION. The Plan, the Awards and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the substantive laws of another jurisdiction.

            Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the
Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

      19. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

      20. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote hereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No Award granted hereunder may vest or be exercised prior to such approval; PROVIDED, HOWEVER, that the date of grant of any Award shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before May 4, 2006, the Plan and any Awards granted hereunder shall terminate.

                                 REVOCABLE PROXY
                             MTR GAMING GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 21, 2005

          This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Edson R. Arneault and Robert A. Blatt and each of them, with full power of substitution as the proxies of the undersigned to vote all undersigned's shares of the Common Stock of MTR Gaming Group, Inc. (the Corporation) at the Annual Meeting of the Corporation's Stockholders to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 on July 21, 2005 at 10:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present:

The Board of Directors recommends a vote FOR ITEMS 1, 2 and 3.

1.    ELECTION OF DIRECTORS

      FOR all nominees listed below |_|                 WITHHOLD AUTHORITY |_|

Edson R. Arneault     Robert A. Blatt    James V. Stanton    Donald J. Duffy    LC Greenwood        Richard Delatore

This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees write such name or names in the space provided below.)

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2.    PROPOSAL TO RATIFY THE ADOPTION OF THE CORPORATION'S  2005 STOCK INCENTIVE
      PLAN

           |_| FOR                    |_| AGAINST                |_| ABSTAIN

3. PROPOSAL TO CONFIRM THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCONTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

           |_| FOR                    |_| AGAINST                |_| ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                                     DATED _______________________________, 2005


                                     -------------------------------------------
                                                      Signature

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                                             Signature if held jointly

                                     Please sign exactly as name appears  below.
                                     When shares are held by joint tenants, both
                                     should  sign.  When  signing  as  attorney,
                                     executor,    administrator,    trustee   or
                                     guardian,  please  give full title as such.
                                     If  a  corporation,  please  sign  in  full
                                     corporate   name  by   President  or  other
                                     authorized person. If a partnership, please
                                     sign in full partnership name by authorized
                                     person.
                                     PLEASE  MARK,  SIGN,  DATE  AND  RETURN THE
                                     PROXY  CARD  PROMPTLY   USING  THE ENCLOSED
                                     ENVELOPE